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                                                            EXHIBIT 2(a)



                            STATE OF NORTH CAROLINA
                      DEPARTMENT OF THE SECRETARY OF STATE

                           LIMITED LIABILITY COMPANY
                            ARTICLES OF ORGANIZATION

Pursuant to Section 57C-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

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
1.       The name of the limited liability company is:  SOUTHEAST INTERACTIVE TECHNOLOGY FUND I, LLC
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2.       The latest date on which the limited liability company is to dissolve is:   December 31, 2014
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3.       The name and address of each organizer executing these articles of organization is as follows (at least two persons must execute this document; attach additional pages if necessary);

         David C. Blivin                   E. Lee Bryan
         2200 W. Main St., Suite 900       2525 Meridian Parkway, Suite 400
         Durham, NC  27705                 Durham, NC  27713

4.       The street address and county of the initial registered office of the limited liability company is:

         Number and Street  2200 West Main Street, Suite 900
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         City, State, Zip Code    Durham, North Carolina  27705                      County    Durham
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5.       The mailing address if different from the street address of the initial registered office is:

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6.       The name of the initial agent is:       David C. Blivin
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7.       Check one of the following:
          (i)    Member-managed LLC:  all of the members by virtue of their status as members shall be managers of this
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                 limited liability company.
    X     (ii)   Manager-managed LLC:  except as provided by N.C.G.S. Section 57C-3-20(a), the members of this limited
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                 liability company shall not be managers by virtue of their status as members.

8.       Any other provisions which the limited liability company elects to include are attached.

9.       These articles will be effective upon filing, unless a date and/or time is specified:

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This the    16th    day of        January                             1995
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                 Signature                                                                 Signature

         David C. Blivin, Organizer                                            E. Lee Bryan, Organizer
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         Type or Print Name and Title                                         Type or Print Name and Title

NOTES:
1.       Filing fee is $100.  This document and one exact or conformed copy of these articles must be filed with the
         Secretary of State.
CORPORATIONS DIVISION                                  300 N. SALISBURY STREET                    RALEIGH, NC  27603-5909

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